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                                                               Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-89880 and No. 333-94769 of The Langer Biomechanics Group, Inc. on Form S-8 of our report dated May 14, 2001 appearing in this Annual Report on Form 10-K of The Langer Biomechanics Group, Inc. for the year ended February 28, 2001.



Jericho, New York
May 22, 2001